EXHIBIT 99

COCA-COLA ENTERPRISES INC.	NEWS RELEASE
CONTACTS:	Scott Anthony - Investor Relations (770) 989-3105 Laura Asman - Media Relations (770) 989-3023

FOR IMMEDIATE RELEASE

COCA-COLA ENTERPRISES INC. TO HOST

2006 OUTLOOK CONFERENCE CALL

ATLANTA, December 7, 2005 – Coca-Cola Enterprises (NYSE: CCE) will host a conference call with analysts and investors on Thursday, December 15 at 10:00 a.m. ET. William W. “Bill” Douglas, senior vice president and chief financial officer, will provide an update on 2005 business trends and discuss CCE’s outlook for 2006.

The company will webcast the conference call via its Internet site at www.cokecce.com. A replay of the presentation will be available at the site later that day.

Coca-Cola Enterprises Inc. is the world’s largest marketer, distributor, and producer of bottle and can liquid nonalcoholic refreshment. Coca-Cola Enterprises sells approximately 80 percent of The Coca-Cola Company’s bottle and can volume in North America and is the sole licensed bottler for products of The Coca-Cola Company in Belgium, continental France, Great Britain, Luxembourg, Monaco, and the Netherlands.

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